SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: June 1, 2001
Date of earliest event reported: May 18, 2001

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 558-7400

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 2.1
Exhibit 2.2
Exhibit 2.3
Exhibit 2.4
Exhibit 2.5

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On May 18, 2001, eBay Inc. (“eBay”) completed its previously announced acquisition of all of the outstanding shares of iBazar SA, (“iBazar”), a Paris-based corporation that introduced online person-to person trading in France when it launched in October 1998 and that currently has online websites in Belgium, Brazil, France, Italy, the Netherlands, Portugal, Spain and Sweden. iBazar was acquired pursuant to a Contribution Agreement, dated February 21, 2001, by and among eBay, a wholly-owned Belgian subsidiary of eBay and seven shareholders of iBazar (collectively, the “Shareholders”). eBay will issue approximately $2 million in cash and shares in its Belgian subsidiary exchangeable for approximately 2,045,000 shares of eBay common stock as consideration for the acquisition of iBazar.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a.	The required financial statements will be filed by amendment as soon as practicable.

b.	The required pro forma financial information will be filed by amendment as soon as practicable.

c.	Exhibits

2.1	Contribution Agreement, dated February 21, 2001, by and among a wholly-owned subsidiary of eBay, eBay and the Shareholders.

2.2	Form of Put Option Agreement by and between eBay and each of the Shareholders.

2.3	Form of Call Option Agreement by and between eBay and each of the Shareholders.

2.4	Registration Rights Agreement, dated May 18, 2001, by and among eBay and the Shareholders.

2.5	Escrow Agreement, dated May 18, 2001 by and among a wholly-owned subsidiary of eBay, eBay, the Shareholders, GS Capital Partners III, L.P., as Shareholders’ Agent and State Street Bank and Trust Company of California, N.A., a national banking association, as the Escrow Agent.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2001	eBay Inc.

	By:	/s/ Margaret C. Whitman

Margaret C. Whitman President, Chief Executive Officer and Director

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1	Contribution Agreement, dated February 21, 2001, by and among a wholly-owned subsidiary of eBay, eBay and the Shareholders.

2.2	Form of Put Option Agreement by and between eBay and each of the Shareholders.

2.3	Form of Call Option Agreement by and between eBay and each of the Shareholders.

2.4	Registration Rights Agreement, dated May 18, 2001, by and among eBay and the Shareholders.

2.5	Escrow Agreement, dated May 18, 2001 by and among a wholly-owned subsidiary of eBay, eBay, the Shareholders, GS Capital Partners III, L.P., as Shareholders’ Agent and State Street Bank and Trust Company of California, N.A., a national banking association, as the Escrow Agent.

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